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Exhibit (a)(4)


                                 AMENDMENT NO. 3
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                      LIBERTY FLOATING RATE ADVANTAGE FUND

         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated June 8, 1999, of Liberty Floating Rate Advantage Fund (Trust), and amended on December 15, 1999 and April 26, 2000, copies of which are on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Floating Rate Advantage Fund, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Floating Rate Advantage Fund " and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Columbia Floating Rate Advantage Fund " and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.

      /s/ DOUGLAS A. HACKER                   /s/ JOHN J. NEUHAUSER
      ----------------------------------      ----------------------------------
      Douglas A. Hacker                       John J. Neuhauser

      /s/ JANET LANGFORD KELLY                /s/ JOSEPH R. PALOMBO
      ----------------------------------      ----------------------------------
      Janet Langford Kelly                    Joseph R. Palombo

      /s/ RICHARD W. LOWRY                    /s/ THOMAS E. STITZEL
      ----------------------------------      ----------------------------------
      Richard W. Lowry                        Thomas E. Stitzel

      /s/ WILLIAM E. MAYER                    /s/ THOMAS C. THEOBALD
      ----------------------------------      ----------------------------------
      William E. Mayer                        Thomas C. Theobald

      /s/ CHARLES R. NELSON                   /s/ ANNE-LEE VERVILLE
      ----------------------------------      ----------------------------------
      Charles R. Nelson                       Anne-Lee Verville


Commonwealth of Massachusetts     )
                                  )ss.
County of Suffolk                 )

         Then personally appeared the above-named Trustees and executed this Amendment No. 3 to the Agreement and Declaration of Trust of Liberty Floating Rate Advantage Fund as their free act and deed, before me, this September 15, 2003.

                                                /s/ Erika L. Nager
                                                Erika L. Nager
                                                Notary Public

                                                My Commission Expires: 6/14/2007